UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2011

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On October 27, 2011, the Company announced Randy Thurman’s resignation from his position as the Chairman and as a member of the Board of Directors of CardioNet, Inc. (the “Company”) to pursue other interests.  His resignation marks the end of a transition plan, which commenced in June 2010 and was designed to ensure a successful transition for incoming President and Chief Executive Officer, Joseph Capper.  Mr. Thurman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Company also announced the appointment of Kirk Gorman to serve as Chairman of the Board of Directors of the Company. A copy of the Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is disclosing this information in accordance with Item 5.02(b) of Form 8-K.

(e)  In connection with his departure, Mr. Thurman entered into a separation agreement with the Company outlining the details of his departure (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Thurman resigned as Chairman and Director of the Company, effective October 25, 2011. The Separation Agreement provides that the Company shall accelerate the vesting of approximately 222,705 unvested restricted stock units (“RSUs”) that were previously awarded to Mr. Thurman during his tenure with the Company.  Mr. Thurman will receive his Non-Employee Director Retainer through December 31, 2011.

In consideration for the acceleration of such RSUs described herein, Mr. Thurman has released the Company from and against any and all claims he may have against it.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 99.2.

Item 9.01                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated October 26, 2011.
99.2	Separation Agreement, dated October 25, 2011, between Randy Thurman and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

October 27, 2011	By:	/s/ Peter Ferola

Name: Peter Ferola
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated October 26, 2011.
99.2	Separation Agreement, dated October 25, 2011, between Randy Thurman and the Company.